Exhibit 28 n(2)

CRM Mutual Fund Trust

Appendix A to the

Multiple Class Plan Pursuant to Rule 18f-3

Fund	Share Class
CRM Small Cap Value Fund	Institutional Shares
Investor Shares
CRM Small/Mid Cap Value Fund	Institutional Shares
Investor Shares
CRM Mid Cap Value Fund	Institutional Shares
Investor Shares
CRM Large Cap Opportunity Fund	Institutional Shares
Investor Shares
CRM All Cap Value Fund	Institutional Shares
Investor Shares
CRM International Opportunity Fund	Institutional Shares
Investor Shares
CRM Long/Short Opportunities Fund	Institutional Shares

Adopted as of June 15, 2005

Amended as of November 9, 2005 to add CRM Mid/Large Cap Value Fund

Amended and Restated as of October 24, 2006 to add Advisor Shares as a Class offered by the Funds, to add CRM All Cap Value Fund and to delete CRM Large Cap Value Fund

Amended and Restated as of November 27, 2007 to add CRM 130/30 Value Fund

Amended and Restated as of December 9, 2008 to add CRM Global Opportunity Fund and CRM International Opportunity Fund

Amended and Restated as of June 9, 2016 to add CRM Long/Short Opportunities Fund and remove CRM Global Opportunity Fund and CRM 130/30 Value Fund.